Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of Schedule 13D, to which this Exhibit 1 is attached (including amendments thereto) with respect to certain shares of common stock of Crisp Momentum Inc., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such filing.

This Joint Filing Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: October 7, 2025	AURION PRIME HOLDINGS LIMITED

	By:	/s/ Wai Yi Winnie Young
	Name:	Wai Yi Winnie Young
	Title:	Authorized Signatory

ALMAD DEVELOPMENT HOLDINGS LIMITED

By:	/s/ Wai Yi Winnie Young
Name:	Wai Yi Winnie Young
Title:	Authorized Signatory

ALMAD GROUP LIMITED

By:	/s/ Wai Yi Winnie Young
Name:	Wai Yi Winnie Young
Title:	Authorized Signatory

/s/ Chi Kong (Adrian) Cheng
CHI KONG (ADRIAN) CHENG